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                                                                Exhibit No. 99.1

NEWS RELEASE

                        Piedmont Natural Gas CEO and CFO
                    Voluntarily Certify Financial Statements


CHARLOTTE, NC - August 9, 2002 - Piedmont Natural Gas' Chief Executive Officer Ware Schiefer and Chief Financial Officer David Dzuricky today signed and filed sworn statements with the U.S. Securities and Exchange Commission (SEC) certifying the filings made by the Company with the SEC in 2001 and 2002.

The documents for which Schiefer and Dzuricky certified accuracy include Piedmont's 10-K for FY 2001, its 10-Qs for first and second quarters of FY 2002, its 8-Ks filed subsequent to its 10-K for FY 2001 and its FY 2001 proxy statement issued in January 2002. "We are voluntarily certifying our SEC filings as part of our ongoing commitment to the integrity of our Company and to continue to provide our investors with honest and accurate information about Piedmont," Schiefer said. "As CEO, I personally stand behind Piedmont's financial integrity and am very proud of the values and performance of all of our people."

Piedmont's CEO and CFO have voluntarily filed signed and sworn statements with the SEC, although the Company was not included on the initial list of 947 publicly traded companies whose top officials are required to file such statements attesting to the accuracy of the companies' most recent annual and quarterly financial reports.

The purpose of the Company's filing of these documents is to provide greater assurance to the Commission and to investors that Piedmont, its CEO and CFO have not violated, or are not currently violating, the provisions of the federal securities laws governing corporate issuers' financial reporting and accounting practices.

Piedmont Natural Gas endorses and will comply with the requirements of the New York Stock Exchange, the Sarbanes-Oxley Act, and SEC rules related to corporate governance and accounting.

Piedmont Natural Gas is an energy and services company primarily engaged in the distribution of natural gas to 710,000 residential, commercial and industrial customers in North Carolina, South Carolina and Tennessee. The Charlotte-based Company is the second-largest natural gas utility in the Southeast. Piedmont is also invested in a number of non-utility, energy-related businesses including companies involved in unregulated retail natural gas and propane marketing, and interstate and intrastate natural gas storage and transportation. For more information about Piedmont Natural Gas, or to view the signed statements by the Company's CEO and CFO, visit the company's Web site at www.piedmontng.com.


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